Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of International Flavors & Fragrances Inc. (the “Company”) for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kevin C. Berryman, Nicolas Mirzayantz and Hernan Vaisman, as Members, Temporary Office of the Chief Executive Officer of the Company, and Kevin C. Berryman , as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 25, 2010

By:	/s/ Kevin C. Berryman
Name:	Kevin C. Berryman
Title:	Member, Temporary Office of the Chief Executive Officer and Executive Vice President and Chief Financial Officer

By:	/s/ Nicolas Mirzayantz
Name:	Nicolas Mirzayantz
Title:	Member, Temporary Office of the Chief Executive Officer and Group President, Fragrances

By:	/s/ Hernan Vaisman
Name:	Hernan Vaisman
Title:	Member, Temporary Office of the Chief Executive Officer and Group President, Flavors